UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 31, 2008

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

            Pro-Dex, Inc. (the “Company”) is preparing to hold its Annual Meeting of Shareholders relating to the fiscal year ended June 30, 2008 (“Annual Meeting”) at the Company’s headquarters at 2361 McGaw Avenue, Irvine, California, on Friday, January 9, 2009, at 8:00 A.M. Pacific Time.  Shareholders of record at the close of business on November 7, 2008, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.  Because the Annual Meeting is being held more than 30 days from the anniversary date of last year’s annual meeting date, the Company desires to inform its shareholders of the deadlines for shareholder proposals to be discussed and voted upon at the Annual Meeting.

            Proposals by shareholders that are intended for inclusion in the Company’s proxy statement and proxy card and to be presented at the Annual Meeting must be received by the Company no later than November 7, 2008, in order to be considered for inclusion in the Company’s proxy materials. Such proposals should be addressed to the Company’s Secretary at the Company’s headquarters and may be included in the Company’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing shareholder proposals.

            For all other proposals by shareholders to be timely, a shareholder’s notice must be received by the Company’s Secretary at the Company’s headquarters no later than November 21, 2008.  If a shareholder fails to notify the Company of any such proposal on or prior to that date, then the chairperson of the Annual Meeting may prohibit the proposal from being presented at the meeting.

            Shareholder proposals must also comply with certain other requirements set forth in the Company’s Bylaws, a copy of which may be obtained by written request delivered to the Company’s Secretary; by mail at the Company's headquarters or by email at jeff.ritchey@pro-dex.com.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2008	PRO-DEX, Inc (Registrant).

By: /s/ Mark P. Murphy

          Mark P. Murphy

          Chief Executive Officer